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                                   EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Access Anytime Bancorp, Inc. on Form S-8 (file numbers 333-28217 and 333-28215) of our report dated January 31, 2001, on our audits of the consolidated financial statements of Access Anytime Bancorp, Inc. and Subsidiary as of December 31, 2000 and 1999, and for the years ended December 31, 2000, 1999 and 1998, which report is included in this Annual Report on Form 10-KSB.



                             Robinson Burdette Martin Seright & Burrows, L.L.P.



Lubbock, Texas
March 2, 2001